Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Price Communications Corporation

New York, New York

We hereby consent to the incorporation by reference, in the previously filed Registration Statements on Forms S-3 and S-8 (Nos. 333-52269, 333-44089 and 333-38342) of Price Communications Corporation, of our report dated April 28, 2005, relating to the effectiveness of Price Communications Corporation’s internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K/A.

/s/ BDO Seidman, LLP
New York, New York

April 28, 2005